Exhibit 5.1

July 28, 2021

ABVC BioPharma, Inc.

44370 Old Warm Springs Blvd.

Fremont, CA 94538

Re:	Registration Statement of ABVC BioPharma, Inc.

Ladies and Gentlemen:

We have acted as counsel to ABVC BioPharma, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission (“Commission”) of (i) up to 1,150,000 units of the Company, including the units issuable under the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one share (the “Public Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and one Series A warrant (the “Series A Warrants”) to purchase one share of Common Stock at an exercise price of $6.30 per share, exercisable until the fifth anniversary of the issuance date and subject to certain adjustment and cashless exercise provisions as described therein , and (c) one Series B warrant (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase one share of Common Stock at an exercise price of $10.00 per share, exercisable until the fifth anniversary of the issuance date and subject to certain adjustment and cashless exercise provisions as described therein and (ii) 50,000 shares (the “Representative’s Shares”) of Common Stock underlying warrants (the “Representative Warrants”) the Company has agreed to issue to WallachBeth Capital, LLC (the “Representative”), pursuant to a Registration Statement on Form S-1, File No. 333-255112, initially filed by the Company with the Commission on April 8, 2021 (as amended, the “Registration Statement”).

The Units are proposed to be issued and sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) by and between the Company and the Representative, substantially in the form filed as Exhibit 1.1 to the Registration Statement. We understand that the Warrants will be issued and sold pursuant to the terms of the Warrant Agency Agreement, substantially in the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agency Agreement”). We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing,

1.       Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) with respect to the shares of Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the shares of Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the shares of Common Stock issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

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2.       Shares of Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Public Shares and the Representative’s Shares will be validly issued, fully paid and non-assessable.

3.       Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the Warrant Agent Agreement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant; (e) with respect to the shares of Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the shares of Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Warrant) will not be adjusted to an amount below the par value per share of the Common Stock.

4.        Representative Warrants. When the Registration Statement becomes effective under the Act and when the Representative Warrants are issued and delivered, as contemplated by the Registration Statement and the Underwriting Agreement, such Representative Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative Warrant; (e) with respect to the shares of Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the shares of Common Stock, of the Company and/or adjustments to outstanding securities, including the Representative Warrants, of the Company may cause the Representative Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Representative Warrant) will not be adjusted to an amount below the par value per share of the Common Stock.

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Our opinions herein are expressed solely with respect to Chapter 78 of the 2017 Nevada Revised Statutes as currently in effect, and, as to the Units, Warrants and Representative Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li
Hunter Taubman Fischer & Li LLC

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